EFFECTIVE NOTICE

UNITED STATES SECURITIES AND

    EXCHANGE COMMISSION

100 F Street NE

Washington, DC 20549

BY FAX: (202) 772-9205

Attention:  Larry Spirgel, Assistant Director

Pursuant to Rule 461 of the Securities Act of 1933, as amended, Cliff Rock Resources Corp. hereby requests that the effectiveness of the Registration Statement Form SB-2, File Number 333-131081, be accelerated so that it will become effective at 5:00 p.m. EST on June 29, 2006 or as soon thereafter as is practicable.

We hereby acknowledge that:

•

should the Commission or the staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filing;

•

the action of the Commission or the staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the Company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and

•

the Company may not assert this action as defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Dated:  June 27, 2004.

  “Geoffrey Hamilton”

_______________________________________

GEOFFREY HAMILTON

President of and Authorized Signatory

for Cliff Rock Resources Corp.

cc William Bennett, Staff Attorney